Exhibit 99.1

Byline Bancorp, Inc. Reports First Quarter 2026 Financial Results

First quarter net income of $37.6 million, $0.83 diluted earnings per share

Chicago, IL, April 23, 2026 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	At or for the quarter			First Quarter Highlights (compared to 4Q25 unless specified)
	1Q26	4Q25	1Q25
Financial Results ($ in thousands)				• Solid growth: net income up 8.9% and EPS up 9.1%
Net interest income (NII)	$99,863	$101,255	$88,221
Non-interest income	12,538	15,750	14,859	• ROAA of 1.56%; ROTCE(1) of 13.77%
Total revenue(1)	112,401	117,005	103,080
Non-interest expense (NIE)	57,189	60,369	56,429	• PTPP ROAA of 2.29%(1), 14th consecutive
Pre-tax pre-provision net income (PTPP)(1)	55,212	56,636	46,651	quarter greater than 2.00%
Provision for credit losses	5,537	9,702	9,179
Provision for income taxes	12,096	12,413	9,224	• TBV per common share of $23.79(1), up 1.5%
Net income	$37,579	$34,521	$28,248
				• KBRA affirmed BBB+ credit ratings and Outlook
Per Share
Diluted earnings per share (EPS)	$0.83	$0.76	$0.64	Income Statement
Dividends declared per common share	0.12	0.10	0.10	• Net interest income of $99.9 million, down 1.4%
Book value per common share	28.17	27.84	25.32
Tangible book value per common share(1)	23.79	23.44	20.91	• NIM held steady at 4.33%

Balance Sheet & Credit Quality ($ in thousands)				• Non-interest expense of $57.2 million, a
Total deposits	$7,801,816	$7,647,443	$7,553,308	decrease of $3.2 million, or 5.3%
Total loans and leases	7,484,958	7,522,990	7,047,170
Net charge-offs	5,950	6,707	6,644	• Efficiency ratio(1) improved 54 bps to 49.78%
Allowance for credit losses (ACL)	108,879	108,834	100,420
ACL to total loans and leases held for investment	1.46%	1.45%	1.43%	Balance Sheet
				• Total assets stood at $9.9 billion, up 2.7%
Select Ratios (annualized where applicable)
Efficiency ratio(1)	49.78%	50.32%	53.66%	• Total deposits grew $154.4 million, or 8.2%(2)
Return on average assets (ROAA)	1.56%	1.41%	1.25%
Return on average stockholders' equity	11.43%	10.61%	10.32%	• Non-performing loans decreased $4.0 million,
Return on average tangible common equity(1)	13.77%	12.97%	12.92%	or 5.6%
Net interest margin (NIM)	4.33%	4.35%	4.07%
Common equity to total assets	12.92%	13.14%	11.80%	• CET 1 of 12.55%, up 22 bps
Tangible common equity to tangible assets(1)	11.13%	11.29%	9.95%
Common equity tier 1	12.55%	12.33%	11.78%	• Total payout ratio(3): 40.4%

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, "We had a solid start to 2026, delivering balanced and resilient performance amid heightened market volatility. During the quarter, we continued to return capital to our stockholders, repurchasing nearly $10 million of common stock and increasing our quarterly dividend by 20% to $0.12 per share. We remain focused on driving value for our stockholders as we work toward becoming the preeminent commercial bank in Chicago."

Alberto J. Paracchini, President of Byline Bancorp, added, "First quarter results reflected steady earnings and profitability, a stable net interest margin, and well-controlled expenses. As we navigate an evolving geopolitical and macroeconomic environment, we remain focused on executing our strategy, supported by our strong risk management practices and well‑managed balance sheet. I want to thank our employees for their dedication to serving our customers and communities."

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(2)
Annualized.
(3)
Total payout ratio is inclusive of dividends and share repurchases.

Byline Bancorp, Inc.

Board Declares Cash Dividend of $0.12 per Share

On April 21, 2026, the Company's Board of Directors declared a cash dividend of $0.12 per share. The dividend will be paid on May 19, 2026, to stockholders of record of the Company's common stock as of May 5, 2026.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Net interest income for the first quarter of 2026 was $99.9 million, a decrease of $1.4 million, or 1.4%, from the fourth quarter of 2025. The decrease in net interest income was primarily due to two less calendar days and lower interest income due to declining loan yields, offset by lower interest expense mainly due to lower rates paid on interest-bearing deposits.

Tax-equivalent net interest margin(1) for the first quarter of 2026 was 4.34%, a decrease of two basis points compared to the fourth quarter of 2025. The decrease was primarily due lower yields on loans and higher rates on other borrowings, offset by lower rates paid on deposits and higher yields on taxable securities. Net loan accretion income contributed nine basis points to the net interest margin for the quarter.

The average cost of total deposits was 1.91% for the first quarter of 2026, a decrease of six basis points compared to the fourth quarter of 2025, mainly as a result of lower rates paid on money market accounts and time deposits.

Provision for Credit Losses

The provision for credit losses was $5.5 million for the first quarter of 2026, a decrease of $4.2 million compared to $9.7 million for the fourth quarter of 2025, mainly due to a decrease in loss allocation for collectively assessed loans and leases reflecting lower criticized loans and a slightly improved economic forecast, and a decrease in the loan and lease portfolio, partially offset by additional loss allocations on individually assessed loans.

Non-interest Income

Non-interest income for the first quarter of 2026 was $12.5 million, a decrease of $3.2 million, or 20.4%, compared to $15.8 million for the fourth quarter of 2025. The decrease in total non-interest income was primarily due to a decline in the fair value of equity securities, net, due to macroeconomic conditions and lower other non-interest income due to losses on the sales of leased assets. Income from fees and service charges on deposits increased by 4.3% to $2.9 million for the quarter.

Net gains on sales of loans totaled $5.5 million for the quarter, an increase of $82,000, or 1.5%, compared to the prior quarter. During the first quarter of 2026, we sold $71.8 million of U.S. government guaranteed loans compared to $78.9 million during the fourth quarter of 2025.

Non-interest Expense

Non-interest expense for the first quarter of 2026 was $57.2 million, a decrease of $3.2 million, or 5.3%, compared to $60.4 million for the fourth quarter of 2025. The decrease in non-interest expense was mainly due to a $2.6 million decrease in salaries and employee benefits mainly from lower incentive compensation, an $844,000 decrease in legal, audit, and other professional fees, and a $784,000 decrease in other non-interest expenses due to lower marketing expenses. These decreases were offset by an increase in data processing of $540,000.

Our efficiency ratio was 49.78%(1) for the first quarter of 2026, compared to 50.32%(1) for the fourth quarter of 2025, an improvement of 54 basis points. The improvement in the efficiency ratio was mainly driven by lower non-interest expenses.

Income Taxes

We recorded income tax expense of $12.1 million during the first quarter of 2026, compared to $12.4 million during the fourth quarter of 2025. The effective tax rates were 24.4% and 26.4% for the first quarter of 2026 and fourth quarter of 2025, respectively. This decrease was primarily driven by higher income tax benefits related to share-based compensation recorded in the current quarter.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $9.9 billion as of March 31, 2026, an increase of $257.0 million, or 2.7%, compared to $9.7 billion at December 31, 2025.

The increase for the current quarter was mainly due an increase in securities of $251.1 million due to purchases of mortgage-backed securities and an increase in cash and cash equivalents of $49.3 million due to higher FHLB advances, offset by a decrease to loans and leases held for investment of $34.1 million.

Allowance for Credit Losses

The ACL was $108.9 million as of March 31, 2026, flat from December 31, 2025, mainly due to lower net charge-offs offset by lower provision for credit losses.

Net loan and lease charge-offs during the first quarter of 2026 were $6.0 million, or 0.32% of average loans and leases, on an annualized basis, a decrease of $757,000 compared to net charge-offs of $6.7 million, or 0.36% of average loans and leases, during the prior quarter. The decrease in net charge-offs for the quarter was due to lower charge-offs in the conventional portfolio.

Asset Quality

Non-performing assets were $70.2 million, or 0.71% of total assets, as of March 31, 2026, a decrease of $4.5 million from $74.7 million, or 0.77% of total assets, at December 31, 2025. The decrease was primarily in non-accrual conventional loans due to active resolutions. The government guaranteed portion of non-performing loans included in non-performing assets was $7.7 million at March 31, 2026, compared to $9.7 million at December 31, 2025, a decrease of $2.0 million.

Deposits and Other Liabilities

Total deposits increased $154.4 million, or 2.0% to $7.8 billion at March 31, 2026 from $7.6 billion as of December 31, 2025. The increase in deposits during the quarter was mainly due to increases in time deposits and interest-bearing business checking accounts, both principally driven by an increase in brokered deposits.

Total borrowings and other liabilities were $827.6 million at March 31, 2026, an increase of $90.2 million from $737.3 million at December 31, 2025. The increase for the quarter was primarily driven by increases in FHLB advances.

Stockholders’ Equity

Total stockholders’ equity was $1.3 billion at March 31, 2026, an increase of $12.4 million, or 1.0%, from December 31, 2025, primarily due to increased retained earnings from net income.

During the quarter ended March 31, 2026, we repurchased 318,208 shares of our common stock.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, April 24, 2026, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (800) 715-9871; passcode 5666320. A recorded replay can be accessed through May 8, 2026, by dialing (800) 770-2030; passcode: 5666320 followed by # key.

A slide presentation relating to our first quarter 2026 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.9 billion in assets and operates 45 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contact For Byline Bancorp, Inc.:

Investors / Media:
Brooks O. Rennie
Investor Relations Director
(312) 660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	March 31,	December 31,	March 31,
(dollars in thousands)	2026	2025	2025
ASSETS
Cash and due from banks	$62,341	$60,184	$73,453
Interest bearing deposits with other banks	136,027	88,911	348,604
Cash and cash equivalents	198,368	149,095	422,057
Equity and other securities, at fair value	9,561	10,660	10,675
Securities available-for-sale, at fair value	1,656,180	1,405,106	1,538,100
Restricted stock, at cost	20,615	21,314	26,311
Loans held for sale	9,686	13,621	21,333
Loans and leases:
Loans and leases	7,475,272	7,509,369	7,025,837
Allowance for credit losses - loans and leases	(108,879)	(108,834)	(100,420)
Net loans and leases	7,366,393	7,400,535	6,925,417
Servicing assets, at fair value	18,942	19,234	19,571
Premises and equipment, net	57,317	57,988	59,568
Other real estate owned, net	2,890	3,394	6,249
Goodwill and other intangible assets, net	199,285	200,520	196,980
Bank-owned life insurance	108,481	107,462	100,988
Deferred tax assets, net	45,525	41,779	50,703
Accrued interest receivable and other assets	216,437	221,968	206,780
Total assets	$9,909,680	$9,652,676	$9,584,732
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,818,981	$1,818,888	$1,715,599
Interest-bearing deposits	5,982,835	5,828,555	5,837,709
Total deposits	7,801,816	7,647,443	7,553,308
Other borrowings	504,520	419,598	578,244
Subordinated notes, net	73,938	73,940	74,084
Junior subordinated debentures issued to capital trusts, net	71,612	71,409	71,000
Accrued expenses and other liabilities	177,502	172,380	177,018
Total liabilities	8,629,388	8,384,770	8,453,654
STOCKHOLDERS’ EQUITY
Common stock	471	471	455
Additional paid-in capital	754,582	760,700	713,086
Retained earnings	677,854	645,724	557,704
Treasury stock	(71,048)	(65,914)	(43,783)
Accumulated other comprehensive loss, net of tax	(81,567)	(73,075)	(96,384)
Total stockholders’ equity	1,280,292	1,267,906	1,131,078
Total liabilities and stockholders’ equity	$9,909,680	$9,652,676	$9,584,732

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
(dollars in thousands,	March 31,	December 31,	March 31,
except per share data)	2026	2025	2025
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$125,950	$129,394	$121,230
Interest on securities	13,589	12,431	12,127
Other interest and dividend income	2,117	2,375	1,498
Total interest and dividend income	141,656	144,200	134,855
INTEREST EXPENSE
Deposits	36,284	38,432	42,049
Other borrowings	2,658	1,639	1,835
Subordinated notes and debentures	2,851	2,874	2,750
Total interest expense	41,793	42,945	46,634
Net interest income	99,863	101,255	88,221
PROVISION FOR CREDIT LOSSES	5,537	9,702	9,179
Net interest income after provision for credit losses	94,326	91,553	79,042
NON-INTEREST INCOME
Fees and service charges on deposits	2,919	2,799	2,703
Loan servicing revenue	3,041	3,085	3,043
Loan servicing asset revaluation	(1,862)	(1,107)	(1,051)
ATM and interchange fees	931	975	1,034
Net gains (losses) on sales of securities available-for-sale	—	16	—
Change in fair value of equity securities, net	(1,099)	199	811
Net gains on sales of loans	5,468	5,386	4,938
Wealth management and trust income	1,262	1,324	1,082
Other non-interest income	1,878	3,073	2,299
Total non-interest income	12,538	15,750	14,859
NON-INTEREST EXPENSE
Salaries and employee benefits	36,245	38,813	36,252
Occupancy and equipment expense, net	4,445	4,142	4,852
Impairment charge on assets held for sale	—	195	—
Loan and lease related expenses	929	584	827
Legal, audit, and other professional fees	3,244	4,088	3,251
Data processing	4,925	4,385	5,171
Net loss recognized on other real estate owned and other related expenses	810	528	42
Other intangible assets amortization expense	1,235	1,494	1,118
Other non-interest expense	5,356	6,140	4,916
Total non-interest expense	57,189	60,369	56,429
INCOME BEFORE PROVISION FOR INCOME TAXES	49,675	46,934	37,472
PROVISION FOR INCOME TAXES	12,096	12,413	9,224
NET INCOME	$37,579	$34,521	$28,248
EARNINGS PER COMMON SHARE
Basic	$0.84	$0.77	$0.65
Diluted	$0.83	$0.76	$0.64

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share	March 31,	December 31,	March 31,
and per share data)	2026	2025	2025
Earnings per Common Share
Basic earnings per common share	$0.84	$0.77	$0.65
Diluted earnings per common share	$0.83	$0.76	$0.64
Adjusted diluted earnings per common share(1)(3)	$0.83	$0.76	$0.65
Weighted average common shares outstanding (basic)	44,739,433	44,980,736	43,788,353
Weighted average common shares outstanding (diluted)	45,045,804	45,330,163	44,290,257
Common shares outstanding	45,442,851	45,545,928	44,675,553
Cash dividends per common share	$0.12	$0.10	$0.10
Dividend payout ratio on common stock	14.46%	13.16%	15.63%
Book value per common share	$28.17	$27.84	$25.32
Tangible book value per common share(1)	$23.79	$23.44	$20.91
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.33%	4.35%	4.07%
Net interest margin, fully taxable equivalent (1)(4)	4.34%	4.36%	4.08%
Average cost of deposits	1.91%	1.97%	2.30%
Efficiency ratio(1)(2)	49.78%	50.32%	53.66%
Adjusted efficiency ratio(1)(2)(3)	49.78%	50.15%	53.04%
Non-interest income to total revenues(1)	11.15%	13.46%	14.41%
Non-interest expense to average assets	2.37%	2.47%	2.49%
Adjusted non-interest expense to average assets(1)(3)	2.37%	2.47%	2.46%
Return on average stockholders' equity	11.43%	10.61%	10.32%
Adjusted return on average stockholders' equity(1)(3)	11.43%	10.65%	10.50%
Return on average assets	1.56%	1.41%	1.25%
Adjusted return on average assets(1)(3)	1.56%	1.42%	1.27%
Pre-tax pre-provision return on average assets(1)	2.29%	2.32%	2.06%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.29%	2.33%	2.09%
Return on average tangible common stockholders' equity(1)	13.77%	12.97%	12.92%
Adjusted return on average tangible common stockholders' equity(1)(3)	13.77%	13.02%	13.14%
Non-interest-bearing deposits to total deposits	23.31%	23.78%	22.71%
Loans and leases held for sale and loans and lease held for investment to total deposits	95.94%	98.37%	93.30%
Deposits to total liabilities	90.41%	91.21%	89.35%
Deposits per branch	$173,374	$169,943	$164,202
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.90%	0.95%	0.76%
Total non-performing assets as a percentage of total assets	0.71%	0.77%	0.62%
ACL to total loans and leases held for investment, net before ACL	1.46%	1.45%	1.43%
Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.32%	0.36%	0.39%
Capital Ratios
Common equity to total assets	12.92%	13.14%	11.80%
Tangible common equity to tangible assets(1)	11.13%	11.29%	9.95%
Leverage ratio	12.62%	12.53%	11.98%
Common equity tier 1 capital ratio	12.55%	12.33%	11.78%
Tier 1 capital ratio	13.51%	13.29%	12.80%
Total capital ratio	15.55%	15.34%	14.86%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes merger-related expenses and impairment charges on assets held for sale.

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$126,721	$993	3.18%	$190,859	$1,708	3.55%	$134,519	$1,017	3.07%
Loans and leases(1)	7,469,281	125,950	6.84%	7,387,460	129,394	6.95%	6,935,790	121,230	7.09%
Taxable securities	1,616,019	13,978	3.51%	1,505,617	12,296	3.24%	1,560,861	11,745	3.05%
Tax-exempt securities(2)	135,211	931	2.79%	146,863	1,015	2.74%	154,936	1,091	2.86%
Total interest-earning assets	$9,347,232	$141,852	6.15%	$9,230,799	$144,413	6.21%	$8,786,106	$135,083	6.24%
Allowance for credit losses - loans and leases	(109,375)			(108,557)			(99,513)
All other assets	559,975			560,861			500,172
TOTAL ASSETS	$9,797,832			$9,683,103			$9,186,765
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$908,602	$3,776	1.69%	$890,025	$3,686	1.64%	$765,919	$3,262	1.73%
Money market accounts	2,971,407	19,396	2.65%	2,937,945	21,093	2.85%	2,606,907	19,618	3.05%
Savings	489,630	127	0.11%	489,899	132	0.11%	484,708	126	0.11%
Time deposits	1,552,695	12,985	3.39%	1,521,864	13,521	3.52%	1,822,305	19,043	4.24%
Total interest-bearing deposits	5,922,334	36,284	2.48%	5,839,733	38,432	2.61%	5,679,839	42,049	3.00%
Other borrowings	427,551	2,642	2.51%	332,284	1,639	1.96%	338,141	1,835	2.20%
Federal funds purchased	1,500	16	4.27%	—	—	0.00%	—	—	0.00%
Subordinated notes and debentures	145,432	2,851	7.95%	145,297	2,874	7.85%	145,018	2,750	7.69%
Total borrowings	574,483	5,509	3.89%	477,581	4,513	3.75%	483,159	4,585	3.85%
Total interest-bearing liabilities	$6,496,817	$41,793	2.61%	$6,317,314	$42,945	2.70%	$6,162,998	$46,634	3.07%
Non-interest-bearing demand deposits	1,791,132			1,910,132			1,730,340
Other liabilities	176,460			164,868			183,259
Total stockholders’ equity	1,333,423			1,290,789			1,110,168
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,797,832			$9,683,103			$9,186,765
Net interest spread(3)			3.54%			3.51%			3.17%
Net interest income, fully taxable equivalent		$100,059			$101,468			$88,449
Net interest margin, fully taxable equivalent(2)(4)(6)			4.34%			4.36%			4.08%
Less: Tax-equivalent adjustment		196	0.01%		213	0.01%		228	0.01%
Net interest income		$99,863			$101,255			$88,221
Net interest margin(4)			4.33%			4.35%			4.07%

Net loan accretion impact on margin		$1,971	0.09%		$2,312	0.10%		$2,595	0.12%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

	March 31, 2026		December 31, 2025		March 31, 2025
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases:
Commercial real estate	$2,307,557	30.9%	$2,338,109	31.1%	$2,106,856	30.0%
Residential real estate	576,932	7.7%	567,158	7.6%	528,387	7.5%
Construction, land development, and other land	342,099	4.6%	360,003	4.8%	419,892	6.0%
Commercial and industrial	2,946,640	39.4%	2,856,214	38.0%	2,629,358	37.4%
Installment and other	4,868	0.1%	3,470	0.0%	2,015	0.0%
Leasing financing receivables	734,559	9.8%	752,306	10.0%	718,666	10.2%
Total originated loans and leases	$6,912,655	92.5%	$6,877,260	91.5%	$6,405,174	91.1%
Purchased credit deteriorated loans:
Commercial real estate	$66,801	0.9%	$68,987	0.9%	$78,425	1.1%
Residential real estate	20,330	0.3%	20,788	0.3%	28,353	0.4%
Construction, land development, and other land	2,662	0.0%	2,533	0.0%	—	—
Commercial and industrial	10,780	0.1%	12,570	0.2%	13,337	0.2%
Installment and other	72	0.0%	73	0.0%	94	0.0%
Total purchased credit deteriorated loans	$100,645	1.3%	$104,951	1.4%	$120,209	1.7%
Acquired non-credit-deteriorated loans and leases:
Commercial real estate	$177,524	2.4%	$200,089	2.7%	$186,342	2.7%
Residential real estate	155,623	2.1%	169,478	2.3%	170,656	2.4%
Construction, land development, and other land	31,544	0.4%	45,542	0.6%	61,204	0.9%
Commercial and industrial	91,192	1.2%	97,786	1.3%	82,238	1.2%
Installment and other	6,089	0.1%	14,263	0.2%	9	0.0%
Leasing financing receivables	—	—	—	—	5	0.0%
Total acquired non-credit-deteriorated loans and leases	$461,972	6.2%	$527,158	7.1%	$500,454	7.2%
Total loans and leases	$7,475,272	100.0%	$7,509,369	100.0%	$7,025,837	100.0%
Allowance for credit losses - loans and leases	(108,879)		(108,834)		(100,420)
Total loans and leases, net of allowance for credit losses - loans and leases	$7,366,393		$7,400,535		$6,925,417

The following table presents the balance and activity within the allowance for credit losses - loans and lease for the periods indicated:

	Three Months Ended
	March 31,		December 31,		March 31,
(dollars in thousands)	2026		2025		2025
ACL - loans and leases, beginning of period	$108,834		$105,717		$97,988
Provision for credit losses - loans and leases	5,995		9,824		9,076
Net charge-offs - loans and leases	(5,950)		(6,707)		(6,644)
ACL - loans and leases, end of period	$108,879		$108,834		$100,420
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL	0.32%		0.36%		0.39%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	1.01	x	1.46	x	1.37	x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases and other real estate owned at the date indicated:

				March 31, 2026
				Change from
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2025	March 31, 2025
Non-performing assets:
Non-accrual loans and leases	$67,275	$71,290	$53,619	(5.6)%	25.5%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$67,275	$71,290	$53,619	(5.6)%	25.5%
Other real estate owned	2,890	3,394	6,249	(14.8)%	(53.8)%
Total non-performing assets	$70,165	$74,684	$59,868	(6.1)%	17.2%
Total non-performing loans and leases as a percentage of total loans and leases	0.90%	0.95%	0.76%
Total non-performing assets as a percentage of total assets	0.71%	0.77%	0.62%
Allowance for credit losses - loans and lease as a percentage of non-performing loans and leases	161.84%	152.66%	187.28%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$7,737	$9,716	$9,424	(20.4)%	(17.9)%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$7,737	$9,716	$9,424	(20.4)%	(17.9)%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.80%	0.82%	0.63%
Total non-performing assets not guaranteed as a percentage of total assets	0.63%	0.67%	0.53%

The following table presents the composition of deposits at the dates indicated:

				March 31, 2026
				Change from
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2025	March 31, 2025
Non-interest-bearing demand deposits	$1,818,981	$1,818,888	$1,715,599	0.0%	6.0%
Interest-bearing checking accounts	934,177	878,638	840,435	6.3%	11.2%
Money market demand accounts	2,952,962	2,942,927	2,759,185	0.3%	7.0%
Other savings	488,833	489,504	483,075	(0.1)%	1.2%
Time deposits (below $250,000)	1,172,914	1,096,015	1,326,418	7.0%	(11.6)%
Time deposits ($250,000 and above)	433,949	421,471	428,596	3.0%	1.2%
Total deposits	$7,801,816	$7,647,443	$7,553,308	2.0%	3.3%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted non-interest expense, adjusted non-interest expense excluding amortization of intangible assets, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax equivalent net interest income, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision net income, adjusted pre-tax pre-provision net income, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible common stockholders' equity, tangible assets, average tangible assets, tangible net income, adjusted tangible net income, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2026	2025	2025
Net income and earnings per share excluding significant items:
Reported Net Income	$37,579	$34,521	$28,248
Significant items:
Impairment charges on assets held for sale	—	195	—
Merger-related expenses	—	—	637
Tax benefit	—	(50)	(134)
Adjusted Net Income	$37,579	$34,666	$28,751
Reported Diluted Earnings per Share	$0.83	$0.76	$0.64
Significant items:
Impairment charges on assets held for sale	—	—	—
Merger-related expenses	—	—	0.01
Tax benefit	—	—	—
Adjusted Diluted Earnings per Share	$0.83	$0.76	$0.65

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data,	March 31,	December 31,	March 31,
ratios annualized, where applicable)	2026	2025	2025
Adjusted non-interest expense:
Non-interest expense	$57,189	$60,369	$56,429
Less: Impairment charges on assets held for sale	—	195	—
Less: Merger-related expenses	—	—	637
Adjusted non-interest expense	$57,189	$60,174	$55,792
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$57,189	$60,174	$55,792
Less: Amortization of intangible assets	1,235	1,494	1,118
Adjusted non-interest expense excluding amortization of intangible assets	$55,954	$58,680	$54,674
Pre-tax pre-provision net income:
Pre-tax income	$49,675	$46,934	$37,472
Add: Provision for credit losses	5,537	9,702	9,179
Pre-tax pre-provision net income	$55,212	$56,636	$46,651
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$55,212	$56,636	$46,651
Add: Impairment charges on assets held	—	195	—
Add: Merger-related expenses	—	—	637
Adjusted pre-tax pre-provision net income	$55,212	$56,831	$47,288
Tax equivalent net interest income:
Net interest income	$99,863	$101,255	$88,221
Add: Tax-equivalent adjustment	196	213	228
Net interest income, fully taxable equivalent	$100,059	$101,468	$88,449
Total revenue:
Net interest income	$99,863	$101,255	$88,221
Add: Non-interest income	12,538	15,750	14,859
Total revenue	$112,401	$117,005	$103,080
Tangible common stockholders' equity:
Total stockholders' equity	$1,280,292	$1,267,906	$1,131,078
Less: Goodwill and other intangibles	199,285	200,520	196,980
Tangible common stockholders' equity	$1,081,007	$1,067,386	$934,098
Tangible assets:
Total assets	$9,909,680	$9,652,676	$9,584,732
Less: Goodwill and other intangibles	199,285	200,520	196,980
Tangible assets	$9,710,395	$9,452,156	$9,387,752
Average tangible common stockholders' equity:
Average total stockholders' equity	$1,333,423	$1,290,789	$1,110,168
Less: Average goodwill and other intangibles	199,943	201,251	197,514
Average tangible common stockholders' equity	$1,133,480	$1,089,538	$912,654
Average tangible assets:
Average total assets	$9,797,832	$9,683,103	$9,186,765
Less: Average goodwill and other intangibles	199,943	201,251	197,514
Average tangible assets	$9,597,889	$9,481,852	$8,989,251
Tangible net income:
Net income	$37,579	$34,521	$28,248
Add: After-tax intangible asset amortization	912	1,104	826
Tangible net income	$38,491	$35,625	$29,074
Adjusted tangible net income:
Tangible net income	$38,491	$35,625	$29,074
Add: Impairment charges on assets held for sale	—	195	—
Add: Merger-related expenses	—	—	637
Add: Tax benefit on significant items	—	(50)	(134)
Adjusted tangible net income	$38,491	$35,770	$29,577

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share	March 31,	December 31,	March 31,
data, ratios annualized, where applicable)	2026	2025	2025
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$55,212	$56,636	$46,651
Average total assets	9,797,832	9,683,103	9,186,765
Pre-tax pre-provision return on average assets	2.29%	2.32%	2.06%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$55,212	$56,831	$47,288
Average total assets	9,797,832	9,683,103	9,186,765
Adjusted pre-tax pre-provision return on average assets	2.29%	2.33%	2.09%
Net interest margin, fully taxable equivalent:
Net interest income, fully taxable equivalent	$100,059	$101,468	$88,449
Total average interest-earning assets	9,347,232	9,230,799	8,786,106
Net interest margin, fully taxable equivalent	4.34%	4.36%	4.08%
Non-interest income to total revenues:
Non-interest income	$12,538	$15,750	$14,859
Total revenues	112,401	117,005	103,080
Non-interest income to total revenues	11.15%	13.46%	14.41%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$57,189	$60,174	$55,792
Average total assets	9,797,832	9,683,103	9,186,765
Adjusted non-interest expense to average assets	2.37%	2.47%	2.46%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$55,954	$58,680	$54,674
Total revenues	112,401	117,005	103,080
Adjusted efficiency ratio	49.78%	50.15%	53.04%
Adjusted return on average assets:
Adjusted net income	$37,579	$34,666	$28,751
Average total assets	9,797,832	9,683,103	9,186,765
Adjusted return on average assets	1.56%	1.42%	1.27%
Adjusted return on average stockholders' equity:
Adjusted net income	$37,579	$34,666	$28,751
Average stockholders' equity	1,333,423	1,290,789	1,110,168
Adjusted return on average stockholders' equity	11.43%	10.65%	10.50%
Tangible common equity to tangible assets:
Tangible common equity	$1,081,007	$1,067,386	$934,098
Tangible assets	9,710,395	9,452,156	9,387,752
Tangible common equity to tangible assets	11.13%	11.29%	9.95%
Return on average tangible common stockholders' equity:
Tangible net income	$38,491	$35,625	$29,074
Average tangible common stockholders' equity	1,133,480	1,089,538	912,654
Return on average tangible common stockholders' equity	13.77%	12.97%	12.92%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income	$38,491	$35,770	$29,577
Average tangible common stockholders' equity	1,133,480	1,089,538	912,654
Adjusted return on average tangible common stockholders' equity	13.77%	13.02%	13.14%
Tangible book value per common share:
Tangible common equity	$1,081,007	$1,067,386	$934,098
Common shares outstanding	45,442,851	45,545,928	44,675,553
Tangible book value per common share	$23.79	$23.44	$20.91